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                                                                     EXHIBIT 22

                         PUROFLOW INCORPORATED
                      SUBSIDIARIES OF THE COMPANY

                                                     STATE OF INCORPORATION
                                                     -----------------------
Puroflow Corporation                                        New York


Quality Controlled Cleaning Corporation                     California
